Exhibit 3.5

Company number

1003653

THE COMPANIES ACT 1948 to 1967

AND

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

WPP 2005 LIMITED

(Incorporating all amendments to 23 December 2009)

We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares (in words) taken by each Subscriber

Dorothy May Graeme, 61 Fairview Avenue, Wigmore, Gillingham, Kent. Company Director	One

Paul Gordon Graeme, 61 Fairview Avenue, Wigmore, Gillingham, Kent. Company Director	One

Total shares taken	Two

Dated the 11th day of February, 1971.

Witness to the above signatures:	Janet Dorothy Louisc Graeme, 61 Fairview Avenue, Wigmore, Gillingham, Kent. Company Director

ALLEN & OVERY LLP

LONDON

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

of

WPP 2005 LIMITED

(Adopted by special resolution passed on 23 December 2009)

No. 1003653

i

37.	Share certificates	14
38.	Replacement share certificates	15
39.	Share transfers	15
40.	Transmission of shares	16
41.	Exercise of transmittees’ rights	16
42.	Transmittees bound by prior notices	16
DIVIDENDS AND OTHER DISTRIBUTIONS
43.	Procedure for declaring dividends	16
44.	Payment of dividends and other distributions	17
45.	No interest on distributions	17
46.	Unclaimed distributions	17
47.	Non-cash distributions	18
48.	Waiver of distributions	18
CAPITALISATION OF PROFITS
49.	Authority to capitalise and appropriation of capitalised sums	18
DECISION-MAKING BY SHAREHOLDERS – ORGANISATION OF GENERAL MEETINGS
50.	Notice of general meeting	19
51.	Attendance and speaking at general meetings	19
52.	Quorum for general meetings	20
53.	Chairing general meetings	20
54.	Attendance and speaking by directors and non-shareholders	20
55.	Adjournment	20
VOTING AT GENERAL MEETINGS
56.	Voting: general	21
57.	Errors and disputes	21
58.	Poll votes	21
59.	Content of proxy notices	22
60.	Delivery of proxy notices etc.	22
61.	Amendments to resolutions	23
ADMINISTRATIVE ARRANGEMENTS
62.	Means of communication to be used	23
63.	When a communication from the Company is deemed received	23
64.	Notices in writing given to the Company by majority shareholders	24
65.	Company seals	24
66.	No right to inspect accounts and other records	25
67.	Provision for employees on cessation of business	25
WINDING UP
68.	Winding up	25
DIRECTORS’ INDEMNITY AND INSURANCE
69.	Indemnity	25
70.	Insurance	26

ii

Company number

1003653

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

OF

WPP 2005 LIMITED

(the Company)

(adopted by special resolution passed on 23 December 2009)

PRELIMINARY

1.	Model regulations do not apply

None of the regulations in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended shall apply to the Company.

INTERPRETATION

2.	Defined terms

(a)	In the articles, unless the context requires otherwise:

alternate or alternate director has the meaning given in article 27 and article 28 respectively;

articles means the Company’s articles of association, as from time to time amended;

bankruptcy includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

chairman has the meaning given in article 15;

chairman of the meeting has the meaning given in article 53;

Companies Act means the Companies Act 2006 including any statutory modification or re-enactment of it for the time being in force;

director means a director of the Company, and includes any person occupying the position of director, by whatever name called;

distribution recipient has the meaning given in article 44;

document includes, unless otherwise specified, any document sent or supplied in electronic form;

electronic form has the meaning given in section 1168 of the Companies Act;

eligible director means a director who is entitled to vote on the relevant matter at a directors’ meeting but excluding any director whose vote is not to be counted in respect of the relevant matter;

fully paid in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

hard copy form has the meaning given in section 1168 of the Companies Act;

holder in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

instrument means a document in hard copy form;

ordinary resolution has the meaning given in section 282 of the Companies Act;

paid means paid or credited as paid;

participate, in relation to a directors’ meeting, has the meaning given in article 13;

proxy notice has the meaning given in article 59;

relevant situation has the meaning given in article 17;

shareholder means a person who is the holder of a share;

shares means shares in the Company;

special resolution has the meaning given in section 283 of the Companies Act;

subsidiary has the meaning given in section 1159 of the Companies Act;

transmittee means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and

writing means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

(b)	Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Companies Act as in force on the date when these articles become binding on the Company.

(c)	Unless the contrary intention appears, words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations.

(d)	Headings to the articles are inserted for convenience only and shall not affect construction.

OBJECTS

3.	Unrestricted objects

Nothing in the articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act and in accordance with section 31(1) of the Companies Act, the Company’s objects are unrestricted.

LIMITED LIABILITY

4.	Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

DIRECTORS

DIRECTORS’ GENERAL POWERS, DUTIES AND RESPONSIBILITIES

5.	Directors’ general powers

Subject to the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

6.	Shareholders’ reserve power

(a)	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

(b)	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

7.	Directors’ duties

(a)	The purpose of the Company:

(i)	may, if and to the extent that the directors consider it appropriate; and

(ii)	shall, if directed by holders representing a majority of the total voting rights of shareholders by notice in writing to the Company,

include promoting the success of the group as a whole or of any one or more members of the group (and in this context group means the Company, any other body corporate which is its holding company or subsidiary and any other body corporate which is a subsidiary of that holding company).

(b)	In the exercise of his duties, a director shall not be restricted by any duty of confidentiality to the Company from providing information regarding the Company to a holding company of the Company but a director who is also a director of any holding company of the Company shall owe a strict duty of confidentiality to that holding company in relation to confidential information of the holding company.

8.	Directors may delegate

(a)	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

(i)	to such person or committee;

(ii)	by such means (including by power of attorney);

(iii)	to such an extent;

(iv)	in relation to such matters or territories; and

(v)	on such terms and conditions,

as they think fit.

(b)	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

(c)	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

9.	Committees

(a)	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

(b)	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

10.	Directors to take decisions collectively

(a)	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 11.

(b)	If:

(i)	the Company only has one director; and

(ii)	no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

11.	Unanimous decisions

(a)	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

(b)	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

(c)	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

12.	Calling a directors’ meeting

(a)	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

(b)	Notice of any directors’ meeting must indicate:

(i)	its proposed date and time;

(ii)	where it is to take place; and

(iii)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

(c)	Notice of a directors’ meeting must be given to each director, but need not be in writing.

(d)	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

13.	Participation in directors’ meetings

(a)	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(i)	the meeting has been called and takes place in accordance with the articles; and

(ii)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(b)	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

(c)	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. In the absence of such a decision, the meeting is deemed to take place at the location from where the chairman participates.

14.	Quorum for directors’ meetings

(a)	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

(b)	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but subject to paragraph (c), it must never be less than two eligible directors, and unless otherwise fixed it is two eligible directors.

(c)	For the purpose of any directors’ meeting (or part of a meeting) held in accordance with article 17 to authorise a director’s conflict of interest, if only one eligible director is in office, the quorum is one eligible director.

(d)	If the total number of directors for the time being in office is less than the quorum required, the director or directors in office must not take any decision other than a decision:

(i)	to appoint further directors; or

(ii)	to call a general meeting so as to enable the shareholders to appoint further directors.

15.	Chairing of directors’ meetings

(a)	The directors may appoint a director to chair their meetings.

(b)	The person so appointed for the time being is known as the chairman.

(c)	The directors may terminate the chairman’s appointment at any time.

(d)	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair it.

DIRECTORS’ INTERESTS

16.	Directors’ interests in relation to transactions or arrangements with the Company

The relevant provisions of the Companies Act (including without limitation sections 177 and 182 of the Companies Act) shall apply in relation to declarations of interests in proposed and existing transactions or arrangements with the Company.

17.	Directors’ interests other than in relation to transactions or arrangements with the Company

(a)	If a situation (a relevant situation) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(i)	if the relevant situation arises from the appointment or proposed appointment of a person as a director of the Company:

(A)	the directors (other than the director, and any other director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution); or

(B)	the shareholders (by ordinary resolution or by notice in writing given to the Company by holders representing a majority of the total voting rights of shareholders),

may resolve to authorise the appointment of the director and the relevant situation on such terms as they may determine;

(ii)	if the relevant situation arises in circumstances other than in paragraph (i):

(A)	the directors (other than the director and any other director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution); or

(B)	the shareholders (by ordinary resolution or by notice in writing given to the Company by holders representing a majority of the total voting rights of shareholders),

may resolve to authorise the relevant situation and the continuing performance by the director of his duties on such terms as they may determine.

(b)	Any reference in paragraph (a) to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

(c)	Any terms determined by the directors or the shareholders under paragraphs (a)(i) or (a)(ii) may be imposed at the time of the authorisation or may be imposed or varied subsequently by either the directors or the shareholders and may include (without limitation):

(i)	whether the interested directors may vote (and be counted in the quorum at any meeting) in relation to any decision relating to the relevant situation;

(ii)	the exclusion of the interested directors from all information and discussion by the Company of the relevant situation; and

(iii)	(without prejudice to the general obligations of confidentiality) the application to the interested directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.

(d)	Any authorisation given under paragraphs (a)(i) or (a)(ii) may be withdrawn by either the directors or the shareholders by giving notice to the director concerned.

(e)	An interested director must act in accordance with any terms determined by the directors or the shareholders under paragraphs (a)(i) or (a)(ii).

(f)	Except as specified in paragraph (a), any proposal made to the directors and any authorisation by the directors in relation to a relevant situation shall be dealt with in the same way as any other matter may be proposed to and decided by the directors in accordance with the articles.

(g)	Any authorisation of a relevant situation given by the directors or the shareholders under paragraph (a) may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

(h)	(i)	If the directors make an authorisation under paragraph (a), impose or vary the terms of an authorisation under paragraph (c), or withdraw an authorisation under paragraph (d), they shall, as soon as reasonably practicable, notify the shareholders of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms.

	(ii)	If the shareholders make an authorisation under paragraph (a), impose or vary the terms of an authorisation under paragraph (c), or withdraw an authorisation under paragraph (d), they shall, as soon as reasonably practicable, notify the directors of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms.

(i)	(i)	A director shall, as soon as reasonably practicable, declare the nature and extent of his interest in a relevant situation within paragraph (a)(i) or (a)(ii) to the other directors and the shareholders.

Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

	(ii)	If a declaration of interest in relation to a relevant situation proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

18.	Directors’ interests generally and voting

(a)	Subject to the Companies Act and to articles 16 and 17, a director notwithstanding his office:

(i)	may be a party to, or otherwise interested or participate in, any transaction or arrangement with the Company or in which the Company is otherwise interested, including any such pensions, other benefits, transactions or arrangements as are referred to in article 26;

(ii)	may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration as if he were not a director;

(iii)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(iv)	shall not, by reason of his office (or of the fiduciary relationship established by holding that office), be accountable to the Company for any remuneration, profit or other benefit resulting from any relevant situation authorised under article 17 or any interest permitted under paragraphs (a)(i), (a)(ii), or (a)(iii), and no contract, transaction or arrangement shall be liable to be avoided on the grounds of any director having an interest authorised under article 17 or permitted under paragraphs (a)(i), (a)(ii), or (a)(iii).

(b)	Subject to articles 16 and 17 and to any contrary direction from the holders of a majority of the shares, a director shall be entitled to vote on any decision concerning any matter in which he has, directly or indirectly, an interest or a duty.

(c)	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

(d)	Subject to the Companies Act, the Company may, by ordinary resolution or by notice in writing given to the Company by holders representing a majority of the total voting rights of shareholders, suspend or relax the provisions of this article to any extent or ratify any contract, transaction or arrangement not duly authorised by reason of a contravention of this article.

(e)	Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and (provided he is not otherwise precluded from voting) each of the directors concerned shall be entitled to vote (and to form part of the quorum) in respect of each proposal except that concerning his own appointment.

(f)	Subject to paragraph (g), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting and quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

(g)	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting and quorum purposes.

19.	Records of decisions to be kept

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

20.	Directors’ discretion to make further rules

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

21.	Methods of appointing directors

(a)	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(i)	by ordinary resolution; or

(ii)	by a decision of the directors.

(b)	In any case where, as a result of death, the Company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director.

(c)	For the purposes of paragraph (b), where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.

22.	Termination of director’s appointment

A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Act or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who has examined him gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have; or

(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms.

23.	Appointment and termination of appointments of directors by majority shareholders

Holders representing a majority of the total voting rights of shareholders may appoint any person as a director and may remove any director. Any appointment or removal shall be made by notice in writing to the Company signed by the holders or on their behalf and shall take effect when it is lodged at the registered office or produced at any directors’ meeting. Articles 21 and 22 shall be amended accordingly.

24.	Directors’ services and remuneration

(a)	Directors may undertake any services for the Company that the directors decide and the Company may enter into a contract of service with any director on such terms as the directors think fit.

(b)	Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of contract of service between the director and the Company.

(c)	Directors are entitled to such remuneration as the directors determine:

(i)	for their services to the Company as directors; and

(ii)	for any other service which they undertake for the Company.

(d)	Subject to the articles, a director’s remuneration may take any form.

(e)	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

25.	Directors’ expenses

The Company may pay any reasonable expenses which the directors, alternate directors and the company secretary (if any) properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

26.	Directors’ pensions and other benefits

The	directors may exercise all the powers of the Company to:

(a)	pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose, the directors may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)	establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)	support and subscribe to any institution or association which may be for the benefit of the Company or associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

ALTERNATE DIRECTORS

27.	Appointment and removal of alternates

(a)	Any director (the appointor) may appoint as an alternate any other director, or any other person to:

(i)	exercise that director’s powers; and

(ii)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

(b)	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

(c)	The notice must:

(i)	identify the proposed alternate; and

(ii)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

28.	Rights and responsibilities of alternate directors

(a)	Subject to the articles, an alternate may act as an alternate director to more than one director and has the same rights, in relation to any decision of the directors as the alternate’s appointor.

(b)	Except as the articles specify otherwise, alternate directors:

(i)	are deemed for all purposes to be directors;

(ii)	are liable for their own acts and omissions;

(iii)	are subject to the same restrictions as their appointors; and

(iv)	are not deemed to be agents of or for their appointors,

and, in particular, each alternate director shall be entitled to receive notice of all directors’ meetings and of all committee meetings of directors of which his appointor is a member.

(c)	Subject to the articles, a person who is an alternate director but not a director:

(i)	may be counted as participating for the purposes of determining whether a quorum is present (but only if that person’s appointor is not participating); and

(ii)	may otherwise participate in a unanimous decision of the directors (but only if his appointor is an eligible director in relation to that decision and is not participating).

No alternate may be counted as more than one director for such purposes.

(d)	An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

29.	Alternates voting at directors’ meetings

Subject to the articles, a director who is also an alternate director has an additional vote at a directors’ meeting on behalf of each appointor who is:

(a)	not participating in the directors’ meeting; and

(b)	would have been an eligible director if he were participating in it.

No alternate may be counted as more than one director for the purpose of determining whether a quorum is present.

30.	Termination of alternate directorship

An alternate director’s appointment as an alternate terminates:

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)	on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)	on the death of the alternate’s appointor;

(d)	when the alternate’s appointor’s appointment as a director terminates; or

(e)	where the directors otherwise decide.

COMPANY NAME

31.	Directors’ power to change Company name

The directors may change the name of the Company.

SHARES AND DISTRIBUTIONS – SHARES

32.	All shares to be fully paid up

(a)	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

(b)	This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

33.	Powers to allot shares

(a)	The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 551 of the Companies Act, the directors to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company and:

(i)	on the passing of the resolution the board shall be generally and unconditionally authorised to allot such shares or grant such rights up to the maximum nominal amount specified in the resolution; and

(ii)	unless previously revoked, the authority shall expire on the day specified in the resolution (being a date not more than five years from the date on which the resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require shares to be allotted or rights to be granted after it expires.

(b)	Subject to the articles, but without prejudice to paragraph (a) or to the rights attached to any existing share, the Company may issue further classes of shares with such rights or restrictions as may be determined by ordinary resolution.

(c)	Sections 561 and 562 of the Companies Act are excluded.

(d)	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

(e)	In the event that rights and restrictions attaching to shares are determined by ordinary resolution, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Companies Act in the absence of any provisions in the articles of a Company, as if those rights and restrictions were set out in the articles.

34.	Variation of rights

(a)	Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

(b)	The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(i)	the quorum at any such meeting shall be one member present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class;

(ii)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

(iii)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(c)	Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

35.	Share capital

(a)	The share capital of the Company at the date of adoption of these articles is £ £125,014,304.10 divided into 1,249,143,041 ordinary shares of £0.10 each (Ordinary Shares) and one special voting 6 per cent. cumulative preference share of £100,000 (Preference Share).

(b)	The Preference Share shall confer on the holder the right:

(i)	to receive, out of the profits of the Company available for distribution and resolved to be distributed and in priority to the holders of any other class of shares in the capital of the Company, a fixed cumulative preferential dividend at the rate of 6 per cent. per annum on the capital for the time being paid up on that share, such dividend to accrue from day to day and to be paid on 31 December in each year in respect of the year ending on that date, except that the first payment will be made on 31 December 2010 in respect of the period from the date of allotment of the share to that date;

(ii)	on a winding-up or other return of capital, to receive, in priority to the holders of any other class of shares in the capital of the Company, repayment in full of the capital paid up on the share and payment of a sum equal to any arrears or accruals of the fixed cumulative preferential dividend on that share, whether or not earned or declared, calculated up to and including the date of the return of capital.

(c)	The Preference Share shall not confer on the holder any further or other right to participate in the profits or assets of the Company.

(d)	The Preference Share shall confer on the holder the right to receive notice of any general meeting of the Company and to attend, speak and vote on all matters at any such meeting. The Preference Share shall confer on the holder the right to exercise 85 per cent. of the aggregate total voting rights attributed to the entire issued share capital of the Company from time to time, including the Preference Share, whether voting is on a show of hands, by way of a poll or otherwise.

36.	Company not bound by less than absolute interests

(a)	Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

37.	Share certificates

(a)	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

(b)	Every certificate must specify:

(i)	in respect of how many shares, of what class, it is issued;

(ii)	the nominal value of those shares;

(iii)	that the shares are fully paid; and

(iv)	any distinguishing numbers assigned to them.

(c)	No certificate may be issued in respect of shares of more than one class.

(d)	If more than one person holds a share, only one certificate may be issued in respect of it.

(e)	Certificates must:

(i)	have affixed to them the Company’s common or official seal and in the case of an official seal, unless otherwise determined by the directors, the certificate does not need to be signed; or

(ii)	be otherwise executed in accordance with the Companies Act.

38.	Replacement share certificates

(a)	If a certificate issued in respect of a shareholder’s shares is:

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

(b)	A shareholder exercising the right to be issued with such a replacement certificate:

(i)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(ii)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(iii)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

39.	Share transfers

(a)	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

(b)	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

(c)	The Company may retain any instrument of transfer which is registered.

(d)	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

(e)	The directors may refuse to register the transfer of a share unless:

(i)	it is lodged at the registered office or at such place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	it is in respect of one class of shares only; and

(iii)	it is in favour of not more than four transferees.

40.	Transmission of shares

(a)	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

(b)	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(i)	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

(ii)	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

(c)	But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

41.	Exercise of transmittees’ rights

(a)	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

(b)	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

(c)	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

42.	Transmittees bound by prior notices

If a notice is given to a shareholder in respect of shares and a transmittee (or a transferee nominated by such transmittee pursuant to article 41) is entitled to those shares, the transmittee (or transferee) is bound by the notice if it was given to the shareholder before the transmittee’s (or transferee’s) name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

43.	Procedure for declaring dividends

(a)	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

(b)	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

(c)	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

(d)	Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.

(e)	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

(f)	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

(g)	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

44.	Payment of dividends and other distributions

(a)	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(i)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(ii)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(iii)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(iv)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

(b)	In the articles, the distribution recipient means, in respect of a share in respect of which a dividend or other sum is payable:

(i)	the holder of the share; or

(ii)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(iii)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

45.	No interest on distributions

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

46.	Unclaimed distributions

(a)	All dividends or other sums which are:

(i)	payable in respect of shares; and

(ii)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

(b)	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

(c)	If:

(i)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(ii)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

47.	Non-cash distributions

(a)	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

(b)	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(i)	fixing the value of any assets;

(ii)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(iii)	vesting any assets in trustees.

48.	Waiver of distributions

(a)	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(i)	the share has more than one holder; or

(ii)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

49.	Authority to capitalise and appropriation of capitalised sums

(a)	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(i)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(ii)	appropriate any sum which they so decide to capitalise (a capitalised sum) to the persons who would have been entitled to it if it were distributed by way of dividend (the persons entitled) and in the same proportions.

(b)	Capitalised sums must be applied:

(i)	on behalf of the persons entitled; and

(ii)	in the same proportions as a dividend would have been distributed to them.

(c)	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

(d)	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

(e)	Subject to the articles the directors may:

(i)	apply capitalised sums in accordance with paragraphs (c) and (d) partly in one way and partly in another;

(ii)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(iii)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

DECISION-MAKING BY SHAREHOLDERS – ORGANISATION OF GENERAL MEETINGS

50.	Notice of general meeting

A shareholder present either in person or by proxy, at any general meeting of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

51.	Attendance and speaking at general meetings

(a)	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(b)	A person is able to exercise the right to vote at a general meeting when:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

(c)	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

(d)	In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

(e)	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

52.	Quorum for general meetings

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

53.	Chairing general meetings

(a)	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

(b)	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(i)	the directors present; or

(ii)	(if no directors are present), the meeting,

must appoint a director or shareholder (including a proxy or a corporate representative) to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

(c)	The person chairing a meeting in accordance with this article is referred to as the chairman of the meeting.

54.	Attendance and speaking by directors and non-shareholders

(a)	Directors may attend and speak at general meetings, whether or not they are shareholders.

(b)	The chairman of the meeting may permit other persons who are not:

(i)	shareholders of the Company; or

(ii)	otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting.

55.	Adjournment

(a)	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

(b)	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(i)	the meeting consents to an adjournment; or

(ii)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

(c)	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

(d)	When adjourning a general meeting, the chairman of the meeting must:

(i)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(ii)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

(e)	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(i)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(ii)	containing the same information which such notice is required to contain.

(f)	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

56.	Voting: general

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

57.	Errors and disputes

(a)	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

(b)	Any such objection must be referred to the chairman of the meeting, whose decision is final.

58.	Poll votes

(a)	A poll on a resolution may be demanded:

(i)	in advance of the general meeting where it is to be put to the vote; or

(ii)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(b)	A poll may be demanded by:

(i)	the chairman of the meeting;

(ii)	the directors;

(iii)	two or more persons having the right to vote on the resolution; or

(iv)	a person or persons representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

(c)	A demand for a poll may be withdrawn if:

(i)	the poll has not yet been taken; and

(ii)	the chairman of the meeting consents to the withdrawal.

(d)	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

59.	Content of proxy notices

(a)	Proxies may only validly be appointed by a notice in writing (a proxy notice) which:

(i)	states the name and address of the shareholder appointing the proxy;

(ii)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(iii)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(iv)	is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting (or adjourned meeting) to which they relate.

(b)	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

(c)	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(d)	Unless a proxy notice indicates otherwise, it must be treated as:

(i)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(ii)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

60.	Delivery of proxy notices etc.

(a)	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

(b)	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

(c)	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

(d)	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

61.	Amendments to resolutions

(a)	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(i)	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(ii)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(b)	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(i)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(ii)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(c)	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

ADMINISTRATIVE ARRANGEMENTS

62.	Means of communication to be used

(a)	Subject to the articles, anything sent or supplied by or to the Company under the articles may be sent or supplied in any way in which the Companies Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

(b)	Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

(c)	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

63.	When a communication from the Company is deemed received

(a)	Any document or information, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

(b)	Any document or information not sent by post but left at a registered address or address at which a document or information may be received shall be deemed to have been received on the day it was so left.

(c)	Any document or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document or information was sent or supplied by or on behalf of the Company.

(d)	If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (c), the Company shall send or supply the document or information in hard copy or electronic form (but not by electronic means) to the shareholder either personally or by post addressed to the shareholder at his registered address or by leaving it at that address. This shall not affect when the document or information was deemed to be received in accordance with paragraph (c).

(e)	Where a document or information is sent or supplied by means of a website, it shall be deemed to have been received:

(i)	when the material was first made available on the website; or

(ii)	if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

(f)	Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before his name is entered in the register of members was given to the person from whom he derives his title to the share.

64.	Notices in writing given to the Company by majority shareholders

Any notice in writing given to the Company by holders representing a majority of the total voting rights of shareholders shall take effect when it is lodged at the registered office or produced to any directors’ meeting.

65.	Company seals

(a)	Any common seal may only be used by the authority of the directors or of a committee of the directors.

(b)	The directors may decide by what means and in what form any common seal is to be used.

(c)	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

(d)	For the purposes of this article, an authorised person is:

(i)	any director of the Company;

(ii)	the company secretary (if any); or

(iii)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

(e)	The Company may exercise the powers conferred by the Companies Act with regard to having official seals and those powers shall be vested in the directors. Subject to the Companies Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, and affixed in such manner as the directors may from time to time determine.

66.	No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

67.	Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

WINDING UP

68.	Winding up

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide among the shareholders in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with like sanction determines, but no shareholder shall be compelled to accept any assets upon which there is liability.

DIRECTORS’ INDEMNITY AND INSURANCE

69.	Indemnity

(a)	Subject to paragraph (e), a relevant director of the Company or of an associated company may be indemnified out of the Company’s assets against:

(i)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company;

(ii)	any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act);

(iii)	any other liability incurred by that director as an officer of the Company or an associated company.

(b)	The Company may fund the expenditure of a relevant director of the Company or of any associated company for the purposes permitted under the Companies Act and may do anything to enable such relevant director to avoid incurring such expenditure as provided in the Companies Act.

(c)	No relevant director of the Company or of any associated company shall be accountable to the Company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

(d)	The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

(e)	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.

(f)	In this article and in article 70:

(i)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(ii)	a relevant director means any director or former director of the Company or of an associated company.

70.	Insurance

(a)	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

(b)	In this article, a relevant loss means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company.